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                                                                     EXHIBIT 4.3

                                                      AMENDED SEPTEMBER 22, 2003

                        GEAC COMPUTER CORPORATION LIMITED
                              STOCK OPTION PLAN VI

                                  ARTICLE ONE
                         DEFINITIONS AND INTERPRETATION

Section 1.01 DEFINITIONS: For purposes of the Plan, unless such word or term is otherwise defined herein or the context in which such word or term is used herein otherwise requires, the following words and terms with the initial letter or letters thereof capitalized shall have the following meanings:

         (a) "Act" means the Canada Business Corporations Act or its successor, as amended from time to time;

         (b) "Committee" means the Directors or, if the Directors so determine in accordance with Section 2.03 of the Plan, the committee of the Directors authorized to administer the Plan;

         (c) "Corporation" means Geac Computer Corporation Limited, a corporation incorporated under the Act;

         (d) "Designated Subsidiary" means all of the subsidiaries of the Corporation as they exist from time to time unless otherwise designated by the Committee;

         (e) "Directors" means the board of directors of the Corporation from time to time;

         (f) "Eligible Consultants" means a person or corporation engaged to provide ongoing management or consulting services for the Corporation or a Designated Subsidiary;

         (g) "Eligible Directors" means the Directors or the directors of any Designated Subsidiary;

         (h) "Eligible Employees" means employees and officers, whether Directors or not, and including both full-time and part-time employees, of the Corporation or any Designated Subsidiary;

         (i) "Employment Contract" means any contract between the Corporation or any Designated Subsidiary and (i) any Eligible Employee relating to, or entered into in connection with, the employment or termination of employment of the Eligible Employee (ii) any Eligible Director in connection with the appointment or resignation of such Director or (iii) any Eligible Consultant relating to, or entered into in connection with, the engagement or termination of engagement of the Eligible Consultant;

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         (j)      "Insider" has the meaning ascribed thereto in Section 627 of the Company Manual of The Toronto Stock Exchange;

         (k) "Option" means an option to purchase Shares granted pursuant to, or governed by, the Plan;

         (l) "Optionee" means a Plan Member to whom an Option has been granted pursuant to the Plan;

         (m) "Option Period" means the period of time during which the particular Option may be exercised;

         (n) "Plan" means this share option plan to be known as Geac Computer Corporation Limited Stock Option Plan VI;

         (o) "Plan Member" means each Eligible Employee, Eligible Director or Eligible Consultant;

         (p) "Service Provider" means an employee or Insider of the Corporation or any of its subsidiaries and any other person or corporation engaged to provide ongoing management or consulting services for the Corporation or any entity controlled by the Corporation;

         (q) "Share Compensation Arrangement" means a stock option, stock option plan, employee stock purchase plan or any other compensation or incentive mechanism involving the issuance or potential issuance of securities of the Corporation to one or more Service Providers, including a share purchase from treasury which is financially assisted by the Corporation by way of a loan, guaranty or otherwise;

         (r) "Shares" means the common shares of the Corporation, as adjusted in accordance with the provisions of Article 5 of the Plan; and

         (s) "Stock Exchange" means The Toronto Stock Exchange or any other exchange upon which the Shares are listed and posted for trading with the greatest volume of trading in the Shares.

Section 1.02 SECURITIES DEFINITIONS: In the Plan, the terms "affiliate", "associate" and "subsidiary" shall have the meanings given to such terms in the Securities Act (Ontario).

Section 1.03 HEADINGS: The headings of all articles, sections, and paragraphs in the Plan are inserted for convenience of reference only and shall not affect the construction or interpretation of the Plan.

Section 1.04 CONTEXT, CONSTRUCTION: Whenever the singular or masculine are used in the Plan, the same shall be construed as being the plural or feminine or neuter or vice versa where the context so requires.

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Section 1.05 REFERENCES TO THIS PLAN: The words "herein", "hereby", "hereunder",
"hereof" and similar expressions mean or refer to the Plan as a whole and not to any particular article, section, paragraph or other part hereof.

Section 1.06 CANADIAN FUNDS: Unless otherwise specifically provided, all references to dollar amounts in the Plan are references to lawful money of Canada.

                                  ARTICLE TWO
                     PURPOSE AND ADMINISTRATION OF THE PLAN

Section 2.01 PURPOSE OF THE PLAN: The Plan provides for the acquisition of Shares by Plan Members for the purpose of advancing the interests of the Corporation through the motivation, attraction and retention of employees and consultants of the Corporation and the Designated Subsidiaries and to secure for the Corporation and the shareholders of the Corporation the benefits inherent in the ownership of Shares by key employees, directors and consultants of the Corporation and Designated Subsidiaries.

Section 2.02 ADMINISTRATION OF THE PLAN: The Plan shall be administered by the Committee and the Committee shall have full authority to administer the Plan including the authority to interpret and construe any provision of the Plan and to adopt, amend and rescind such rules and regulations for administering the Plan as the Committee may deem necessary in order to comply with the requirements of the Plan. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and conclusive and shall be binding on the Plan Members and the Corporation. No member of the Committee shall be personally liable for any action taken or determination or interpretation made in good faith in connection with the Plan and all members of the Committee shall, in addition to their rights as Directors, be fully protected, indemnified and held harmless by the Corporation with respect to any such action taken or determination or interpretation made. The appropriate officers of the Corporation are hereby authorized and empowered to do all things and execute and deliver all instruments, undertakings and applications and writings as they, in their absolute discretion, consider necessary for the implementation of the Plan and of the rules and regulations established for administering the Plan. All costs incurred in connection with the Plan shall be for the account of the Corporation.

Section 2.03 DELEGATION TO COMMITTEE: All of the powers exercisable hereunder by the Directors may, to the extent permitted by applicable law and as determined by resolution of the Directors, be exercised by a committee of the Directors comprised of not less than three Directors.

Section 2.04 RECORD KEEPING: The Corporation shall maintain a register in which shall be recorded:

         (a)      the name and address of each Optionee;

         (b) the number of Shares subject to Options granted to each Optionee; and

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         (c)      the aggregate number of Shares subject to Options.

Section 2.05 DETERMINATION OF PLAN MEMBERS AND PARTICIPATION: The Committee shall from time to time determine the Plan Members who may participate in the Plan. The Committee shall from time to time determine the number of shares to be issued to any Plan Member under the Plan, the Plan Members to whom Options shall be granted, the number of Shares to be made subject to and the expiry date of each Option granted to each Plan Member and the other terms of each Option granted to each Plan Member, all such determinations to be made in accordance with the terms and conditions of the Plan, and the Committee may take into consideration the present and potential contributions of and the services rendered by the particular Plan Member to the success of the Corporation and any other factors which the Committee deems appropriate and relevant.

Section 2.06 MAXIMUM NUMBER OF SHARES: The maximum number of Shares issuable under the Plan shall be determined from time to time by the Committee but, in any case, the maximum number of Shares issuable under:

         (a)      the Plan;

         (b) the Geac Computer Corporation Limited Employee Stock Ownership Plan II, the Geac Computer Corporation Limited Stock Option Plan IV and the Geac Computer Corporation Limited Stock Option Plan V (collectively the "Prior Plans"); and

         (c)      any additional options granted outside such Prior Plans,

shall not exceed 9,200,000 Shares which number includes:

                  (i) the 865,888 Shares available for issuance under Prior Plans which will now be available for issue upon exercise of Options granted under the Plan;

                  (ii) the 3,262,530 Shares issuable upon exercise of options previously granted under Prior Plans which options will continue to be subject to such Prior Plans unless such options are surrendered in accordance with the terms of such Prior Plans, terminate or expire without being exercised in whole or in part in which case new Options may be granted under the Plan covering the Shares not purchased under such surrendered, terminated or expired options;

                  (iii) 500,000 Shares issuable upon exercise of options granted to an officer and director of the Corporation on April 26, 1999 which options will continue to be subject to the terms of such options unless such options are surrendered in accordance with the terms thereof, terminate or expire without being exercised in whole or in part in which case new Options

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                           may be granted under the Plan covering the Shares not
                           purchased under such surrendered, terminated or expired options; and

                  (iv) an additional 4,571,582 Shares not previously available under the Prior Plans or upon exercise of any previously granted options and which are now available for issue upon exercise of Options granted under the Plan.

         In addition, the maximum aggregate number of shares reserved for issue at any time upon the exercise of Options granted to Insiders shall not exceed 10% of the total number of Shares then outstanding. The aggregate number of Shares reserved for issue to any one person upon the exercise of Options shall not exceed 5% of the total number of Shares then outstanding. In addition, the maximum number of Shares issuable to Insiders pursuant to the Plan and any other Share Compensation Arrangement, within a one-year period, shall not exceed 10% of the total number of Shares then outstanding. The maximum number of Shares issuable to any one Insider and the associates of such Insider pursuant to the Plan and any other Share Compensation Arrangement, within a one-year period, shall not exceed 5% of the total number of Shares outstanding. For purposes of this Section 2.06 the number of Shares then outstanding shall mean the number of Shares outstanding on a non-diluted basis immediately prior to the proposed grant of the applicable Option or issue of Shares, as the case may be, excluding Shares issued pursuant to Share Compensation Arrangements over the preceding one-year period. If the Corporation repurchases for cancellation Shares such that any of the foregoing percentage tests are not met following such repurchase, this shall not constitute non-compliance under the Plan for any Options then outstanding.

Section 2.07 GRANT OF OPTIONS TO ELIGIBLE DIRECTORS: The aggregate number of Options which may be granted under this Plan to Eligible Directors who are not employees or officers of the Corporation or a Designated Subsidiary as a group shall not exceed 360,000, provided that, subject to regulatory approval, such number may be increased to a number equal to the product of 40,000 multiplied by the number of Eligible Directors who are not employees or officers of the Corporation or a Designated Subsidiary. To the extent that Options are exercised by Eligible Directors who are not employees or officers of the Corporation or a Designated Subsidiary, the aggregate number of Options available will be reduced by the number of Options so exercised.

Section 2.08 ADDITIONAL EXTENSITY OPTIONS. Notwithstanding Section 2.06, the Corporation may grant Options to acquire up to 1,400,000 Shares to Eligible Employees who are employees or officers of the Corporation's subsidiary, Extensity, Inc., provided that such Options are granted on or prior to April 7, 2003. The Shares issuable pursuant to such Options shall not be counted for purposes of the maximum number of Shares issuable under the Plan by virtue of
Section 2.06. Notwithstanding Section 3.04, if an Option granted pursuant to this Section 2.08 is surrendered, expires or terminates, no new Options may be granted covering the Shares not purchased under such surrendered, terminated or expired Option granted pursuant to this Section 2.08. Section 4.03 shall not apply to the Options granted pursuant to this Section 2.08 nor to Shares which may be acquired pursuant to the exercise of such Options from time to time, and accordingly also shall not apply to the Plan Members who are issued such Shares or granted such Options.

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Section 2.09 ADDITIONAL COMSHARE OPTIONS. Notwithstanding Section 2.06, the
Corporation may grant Options to acquire up to 1,680,000 Shares to Eligible Employees who are employees or officers of the Corporation's subsidiary, Comshare, Incorporated, provided that such Options are granted on or prior to October 1, 2003. The Shares issuable pursuant to such Options shall not be counted for the purposes of the maximum number of Shares issuable under the Plan by virtue of Section 2.06. Notwithstanding Section 3.04, if an Option granted pursuant to this Section 2.09 is surrendered, expires or terminates, no new Options may be granted covering the Shares not purchased under such surrendered, terminated or expired Option granted pursuant to this Section 2.09. Section 4.03 shall not apply to the Options granted pursuant to this Section 2.09 nor to Shares which may be acquired pursuant to the exercise of such Options from time to time, and accordingly also shall not apply to the Plan Members who are issued such Shares or granted such Options.

                                  ARTICLE THREE
                                SHARE OPTION PLAN

Section 3.01 THE PLAN AND PLAN MEMBERS: A share option plan is hereby established for Eligible Employees, Eligible Directors and Eligible Consultants.

Section 3.02 EXERCISE PRICE: The price per share at which any Share which is the subject of an Option may be purchased shall be determined by the Committee at the time the Option is granted, provided that such price shall be not less than the arithmetic average of the high and low board lot prices of the Shares on the Stock Exchange on the five trading days immediately preceding the date of grant.

Section 3.03 TERM OF OPTION: The Option Period for each Option shall be such period of time as shall be determined by the Committee, provided that no Option Period shall exceed 10 years.

Section 3.04 LAPSED OPTIONS: If Options granted under the Plan are surrendered in accordance with the terms of the Plan, terminate or expire without being exercised in whole or in part, new Options may be granted covering the Shares not purchased under such surrendered, terminated or expired Options.

Section 3.05 LIMIT ON OPTIONS TO BE EXERCISED: Subject to Sections 3.08, 3.09 and 3.10 hereof, Options may be exercised during the Option Period after the first year thereof only in accordance with the vesting schedule determined by the Committee at the time of the grant of the Option, which vesting schedule may include performance vesting or acceleration of vesting in certain circumstances and which may be amended by the Committee from time to time with respect to a particular Option.

Section 3.06 ELIGIBLE PLAN MEMBERS ON EXERCISE: An Option may be exercised by the Optionee in whole at any time, or in part from time to time, during the Option Period as specified in Section 3.05, provided however that, except as otherwise specifically provided in Sections

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3.08, 3.09 or 3.10 hereof, no Option may be exercised unless the Optionee at the time of exercise thereof is:

         (a) in the case of an Eligible Employee, an officer of the Corporation or a Designated Subsidiary or in the employment of the Corporation or a Designated Subsidiary and has been continuously an officer or so employed since the date of grant of such Option, provided however that a leave of absence with the approval of the Corporation or such Designated Subsidiary shall not be considered an interruption of employment for purposes of the Plan;

         (b) in the case of an Eligible Director, a Director or a director of a Designated Subsidiary and has been such a director since the date of grant of such Option; and

         (c) in the case of an Eligible Consultant, engaged to provide services to the Corporation or any of its Designated Subsidiary and has been continuously so engaged since the date of grant of such Option.

Section 3.07 PAYMENT OF EXERCISE PRICE: The issue of Shares on exercise of any Option shall be contingent upon receipt by the Corporation of payment of the aggregate purchase price for the Shares in respect of which the Option has been exercised by cash or certified cheque delivered to the registered office of the Corporation together with a validly completed notice of exercise substantially in the form attached hereto. No Optionee or legal representative, legatee or distributee of any Optionee will be, or will be deemed to be, a holder of any Shares with respect to which such Optionee was granted an Option, unless and until certificates for such Shares are issued to such Optionee, or legal representative, legatee or distributee of any Optionee, under the terms of the Plan. Subject to Section 3.11 hereof, upon an Optionee exercising an Option and paying the Corporation the aggregate purchase price for the Shares in respect of which the Option has been exercised, the Corporation shall as soon as practicable issue and deliver a certificate representing the Shares so purchased.

Section 3.08 ACCELERATION ON TAKE-OVER BID: If there is a take-over bid (within the meaning of the Securities Act (Ontario)) made for all or any of the issued and outstanding Shares then the Committee may, by resolution, permit all Options outstanding to become immediately exercisable, notwithstanding Section 3.05 hereof, in order to permit Shares issuable under such Options to be tendered to such bid.

Section 3.09 EFFECT OF DEATH: If a Plan Member dies while an Optionee, any Option held by such Optionee at the date of death shall become immediately exercisable notwithstanding Section 3.05 hereof, and shall be exercisable in whole or in part only by the person or persons to whom the rights of the Optionee under the Option shall pass by the will of the Optionee or the laws of descent and distribution for a period of twelve months after the date of death of the Optionee or prior to the expiration of the Option Period in respect of the Option, whichever is sooner.

Section 3.10 EFFECT OF TERMINATION OR RETIREMENT: If a Plan Member shall:

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         (a)      cease to be a Director or a director of any Designated
                  Subsidiary (and is not or does not continue to be an employee thereof); or

         (b) cease to be employed by, or provide services to, or be an officer of the Corporation or any of its Designated Subsidiaries (and is not or does not continue to be a director or senior officer thereof), or any corporation engaged to provide services to the Corporation or any of its Designated Subsidiaries, for any reason (other than death, Termination for cause or Retirement (as defined below)), or shall receive notice from the Corporation or any of its Designated Subsidiaries of the termination of his or her Employment Contract;

(collectively, "Termination") such Plan Member may, but only for a period of 30 days next succeeding such Termination (which days shall not include the days on which the Plan Member's ability to trade in the Corporation's securities is restricted by the Corporation), exercise his or her Options to the extent that such Plan Member was entitled to exercise such options at the date of such Termination in each case unless otherwise determined by the Committee, provided that in no event shall such right extend beyond the Option Period.

Notwithstanding the foregoing:

         (a) in the event of a Termination of an Eligible Employee for "cause", such Plan Member's Options shall expire and terminate immediately upon the date of such Termination; and

         (b) in the event an Eligible Employee retires from service to the Corporation or a Designated Subsidiary in accordance with the retirement policy of the Corporation as it may exist from time to time ("Retirement"), such Plan Member may for a period of one year following such Retirement, exercise his or her Options which have vested or shall vest within such one year period following Retirement, provided that in no event shall such right extend beyond the Option Period.

This section 3.10 is subject to any Employment Contract and, in such case, any necessary regulatory approval, including the approval of The Toronto Stock Exchange.

Section 3.11 NECESSARY APPROVALS: The obligation of the Corporation to issue and deliver any Shares in accordance with the Plan shall be subject to receipt of any necessary approval of any stock exchange or regulatory authority having jurisdiction over the securities of the Corporation and compliance with other applicable corporate legislation. If any Shares cannot be issued to any Plan Member for whatever reason, the obligation of the Corporation to issue such Shares shall terminate and any Option exercise price paid to the Corporation shall be returned to the Plan Member.

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                                  ARTICLE FOUR
                      WITHHOLDING TAXES AND SECURITIES LAWS
                         OF THE UNITED STATES OF AMERICA

Section 4.01 NON-QUALIFYING PLAN: The Plan is not meant to qualify as an incentive stock option plan pursuant to section 422 of the Internal Revenue Code.

Section 4.02 WITHHOLDING TAXES: The Corporation or any Designated Subsidiary may take such steps as are considered necessary or appropriate for the withholding of any taxes which the Corporation or any Designated Subsidiary is required by any law or regulation of any governmental authority whatsoever to withhold in connection with any Option or Share including, without limiting the generality of the foregoing, the withholding of all or any portion of any payment or the withholding of the issue of Shares to be issued upon the exercise of any Option, until such time as the Plan Member has paid the Corporation or any Designated Subsidiary for any amount which the Corporation or Designated Subsidiary is required to withhold with respect to such taxes.

Section 4.03 SECURITIES LAWS OF THE UNITED STATES OF AMERICA: Neither the Options which may be granted pursuant to the provisions of the Plan nor the Shares which may be acquired pursuant to the exercise of Options have been registered under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), or under any securities law of any state of the United States of America. Accordingly, any Plan Member who is a U.S. person and is issued Shares or granted an Option in a transaction which is subject to the U.S. Securities Act or the securities laws of any state of the United States of America may be required to represent, warrant, acknowledge and agree that:

         (a) the Plan Member is acquiring the Option and/or any Shares as principal and for the account of the Plan Member;

         (b) in granting the Option and/or issuing the Shares to the Plan Member, the Corporation is relying on the representations and warranties of the Plan Member to support the conclusion of the Corporation that the granting of the Option and/or the issue of Shares do not require registration under the U.S. Securities Act or to be qualified under the securities laws of any state of the United States of America;

         (c) each certificate representing Shares issued may be required to have the following legend:

                  "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "U.S. SECURITIES ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (C) PURSUANT TO

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                  THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES
                  ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (D) IN COMPLIANCE WITH CERTAIN OTHER PROCEDURES SATISFACTORY TO THE CORPORATION."

                  provided that if such Shares are being sold outside the United States of America in compliance with the requirements of Rule 904 of Regulation S under the U.S. Securities Act, and in compliance with applicable local laws and regulations, the foregoing legend may be removed by providing a declaration addressed to the Corporation and the registrar and transfer agent for the Shares to the following effect:

                  "The undersigned (a) acknowledges that the sale of the _____________________ Shares, represented by certificate numbers _______________, to which this declaration relates is being made in reliance on Rule 904 of Regulation S under the United States Securities Act of 1933, as amended (the "U.S. Securities Act"), and (b) certifies that (1) it is not an "affiliate" (as defined in Rule 405 under the U.S. Securities
                  Act) of Geac Computer Corporation Limited, (2) the offer of such Shares was not made to a person in the United States and either (a) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believe that the buyer was outside the United States or (b) the transaction was executed on or through facilities of The Toronto Stock Exchange and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States, and (3) neither the seller nor any person acting on its behalf engaged in any directed selling efforts in connection with the offer and sale of such Shares. Terms used herein have the meanings given to them by Regulation S.";

                  and provided further that if such Shares are being sold pursuant to an exemption from registration under the U.S. Securities Act provided by Rule 144 thereunder, the foregoing legend may be removed by delivery to the registrar and transfer agent for the Shares of an opinion of counsel, of recognized standing reasonably satisfactory to the Corporation, to the effect that such legend is no longer required under applicable requirement of the U.S. Securities Act or state securities laws;

         (d) other than as contemplated by Subsection 4.03(c) hereof, prior to making any disposition of any Shares acquired pursuant to the Plan which might be subject to the registration requirements of the U.S. Securities Act, the Plan Member shall give written notice to the Corporation describing the manner of the proposed disposition and containing such other information as is necessary to enable counsel for the Corporation to determine whether registration under the U.S. Securities Act or qualification under any securities laws of any state of the United States of America is required in connection with the proposed disposition and whether the proposed disposition is otherwise in compliance with such legislation and the regulations thereto;

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         (e)      other than as contemplated by Subsection 4.03(c) hereof, the
                  Plan Member will not attempt to effect any disposition of the Shares owned by the Plan Member and acquired pursuant to the Plan or of any interest therein which might be subject to the registration requirements of the U.S. Securities Act in the absence of an effective registration statement relating thereto under the U.S. Securities Act or an opinion of counsel satisfactory in form and substance to counsel for the Corporation that such disposition would not constitute a violation of the U.S. Securities Act and then will only dispose of such Shares in the manner so proposed;

         (f) the Corporation may place a notation on the records of the Corporation to the effect that none of the Shares acquired by the Plan Member pursuant to the Plan shall be transferred unless the provisions of the Plan have been complied with; and

         (g) the effect of these restrictions on the disposition of the Shares acquired by the Plan Member pursuant to the Plan is such that the Plan Member may not be able to sell or otherwise dispose of such Shares for a considerable length of time in a transaction which is subject to the provisions of the U.S. Securities Act other than as contemplated by Subsection 4.03(c) hereof.

                                  ARTICLE FIVE
                                     GENERAL

Section 5.01 EFFECTIVE TIME OF PLAN: The Plan shall become effective upon a date to be determined by the Directors.

Section 5.02 AMENDMENT OF PLAN: The Committee may from time to time in the absolute discretion of the Committee amend, modify and change the provisions of the Plan or any Options granted pursuant to the Plan, provided that any amendment, modification or change to the provisions of the Plan or any Options granted pursuant to the Plan which would:

         (a) materially increase the benefits under the Plan or any Options granted pursuant to the Plan;

         (b) increase the number of Shares, other than by virtue of Sections 5.06 and 5.07 of the Plan, which may be issued pursuant to the Plan; or

         (c) materially modify the requirements as to eligibility for participation in the Plan;

shall only be effective upon such amendment, modification or change being approved by the shareholders of the Corporation if required by the Stock Exchange and any other regulatory authority having jurisdiction over the securities of the Corporation. Any amendment, modification or change of any provision of the Plan or any Options granted pursuant to the Plan shall be subject to approval, if required, by any regulatory authority having jurisdiction over the securities of the Corporation. Notwithstanding the above, any amendment, modification or

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                                     - 12 -

change to the provisions of the Plan or any Options granted pursuant to the Plan which would result or effectively result in a reduction in the exercise price or an extension of the expiry date of Options beyond a period of 10 years from the date of grant granted to Insiders shall only be effective upon such amendment, modification or change being approved by the shareholders of the Corporation.

Section 5.03 NON-ASSIGNABLE: No rights under the Plan and no Option awarded pursuant to the provisions of the Plan are assignable or transferable by any Plan Member other than pursuant to a will or by the laws of descent and distribution or, upon receipt of all necessary regulatory approvals, as may be approved by the Committee.

Section 5.04 RIGHTS AS A SHAREHOLDER: No Optionee shall have any rights as a shareholder of the Corporation with respect to any Shares which are the subject of an Option. No Optionee shall be entitled to receive, and no adjustment shall be made for, any dividends, distributions or other rights declared for shareholders of the Corporation for which the record date is prior to the date of exercise of any Option.

Section 5.05 NO CONTRACT OF EMPLOYMENT: Nothing contained in the Plan shall confer or be deemed to confer upon any Plan Member the right to continue in the employment of, or to provide services to, the Corporation or any Designated Subsidiary nor interfere or be deemed to interfere in any way with any right of the Corporation or any Designated Subsidiary to discharge any Plan Member at any time for any reason whatsoever, with or without cause. Participation in the Plan by a Plan Member shall be voluntary.

Section 5.06 CONSOLIDATION, MERGER, ETC.: If there is a consolidation, merger or statutory amalgamation or arrangement of the Corporation with or into another corporation, a separation of the business of the Corporation into two or more entities or a transfer of all or substantially all of the assets of the Corporation to another entity, upon the exercise of an Option under the Plan, the holder thereof shall be entitled to receive the securities, property or cash which the holder would have received upon such consolidation, merger, amalgamation, arrangement, separation or transfer if the holder had exercised the Option immediately prior to such event, unless the Directors otherwise determine the basis upon which such Option shall be exercisable, which may include permitting all Options outstanding at the time of such event to become immediately exercisable, notwithstanding Section 3.05 hereof.

Section 5.07 ADJUSTMENT IN NUMBER OF SHARES SUBJECT TO THE PLAN: In the event there is any change in the Shares, whether by reason of a stock dividend, consolidation, subdivision, reclassification or otherwise, an appropriate adjustment shall be made by the Committee in:

         (a)      the number of Shares available under the Plan;

         (b)      the number of Shares subject to any Option; and

         (c)      the exercise price of the Shares subject to Options.

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                                     - 13 -

If the foregoing adjustment shall result in a fractional Share, the fraction shall be disregarded. All such adjustments shall be conclusive, final and binding for all purposes of the Plan.

Section 5.08 SECURITIES EXCHANGE TAKE-OVER BID: In the event that the Corporation becomes the subject of a take-over bid (within the meaning of the Securities Act (Ontario)) pursuant to which 100% of the issued and outstanding Shares are acquired by the offeror either directly or as a result of the compulsory acquisition provisions of the Act, and where consideration is paid in whole or in part in equity securities of the offeror, the Committee may send notice to all Optionees requiring them to surrender their Options within 10 days of the mailing of such notice, and the Optionees shall be deemed to have surrendered such Options on the tenth day after the mailing of such notice without further formality, provided that:

         (a) the offeror delivers with such notice an irrevocable and unconditional offer to grant replacement options to the Optionees on the equity securities offered as consideration;

         (b) the Committee has determined, in good faith, that such replacement options have substantially the same economic value as the Options being surrendered; and

         (c) the surrender of Options and the granting of replacement options can be effected on a tax free roll-over basis under the Income Tax Act (Canada).

Section 5.09 NO REPRESENTATION OR WARRANTY: The Corporation makes no representation or warranty as to the future market value of any Shares issued in accordance with the provisions of the Plan.

Section 5.10 COMPLIANCE WITH APPLICABLE LAW: If any provision of the' Plan or any Option contravenes any law or any order, policy, by-law or regulation of any regulatory body having jurisdiction, then such provision shall be deemed to be amended to the extent necessary to bring such provision into compliance therewith.

Section 5.11 INTERPRETATION: This Plan shall be governed by and construed in accordance with the laws of the Province of Ontario.

As at September -, 2003.

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                                     - 14 -

SCHEDULE "A"

                               NOTICE OF EXERCISE

To:   Geac Computer Corporation Limited (the "Corporation")
      11 Allstate Parkway, Suite 300
      Markham, Ontario
      L3R 9T8

                  The undersigned hereby notifies the Corporation pursuant to
Section 3.07 of the Geac Computer Corporation Limited Stock Option Plan VI (the "Plan") that the undersigned is hereby exercising Options to acquire common shares of the Corporation granted pursuant to the Plan. The particulars of such exercise are as follows:

      (a)   Number of Options to be exercised:    __________________

      (b)   Exercise Price per Option:            __________________

      (c)   Expiry date of Option:                __________________

      (d)   Aggregate purchase price (tendered
            in cash or by certified cheque):      ___________________ ((a) x(b))

Dated this ____________ day of _________________, ____________.

                                       _________________________________________
                                       Signature

                                       _________________________________________
                                       Name of Optionee (Please print)

                                       _________________________________________
                                       Address

                                       _________________________________________